UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2005
O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301
Newark, DE (Address of principal executive offices)	19713 (Zip Code)
(302) 266-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
The disclosures required to be provided herein is incorporated by reference to Item 3.02 below.
SECTION 2 — FINANCIAL INFORMATION
Item 2.02. Results of Operations and Financial Condition.
On April 20, 2006, the Company announced its financial results for the quarter ended December 31, 2005. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Report on Form 8-K is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
SECTION 3 — SECURITIES AND TRADING MARKET
Item 3.02 Unregistered Sales of Equity Securities
$4.0 million Private Placement
On April 6, 2006, O2Diesel Corporation (the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “$4.0 million Purchase Agreement”) with UBS AG London (“UBS”) for 5,333,333 shares of its common stock at a purchase price of $0.75 per share in a private placement, for total proceeds of $4,000,000. As a condition to the enforceability of the agreement against the Company, UBS was required to fund the purchase price in an escrow account, which funds were received on April 14, 2006.
As part of the sale, the Company will also issue warrants to purchase 2,666,667 shares of common stock at an exercise price of $0.825 per share during the period of six months to forty-two months of issuance. The warrants expire forty-two months after the date of issuance. UBS’ obligation to purchase the shares is subject to the Company satisfying certain additional conditions. The Company anticipates that this financing will close within 30 days.
The common stock and the warrants will be issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

A copy of the $4.0 million Purchase Agreement and Form of Warrant are filed as Exhibits 10.1 and 10.2, which are incorporated herein by reference. A copy of the Company’s April 20, 2006 Press Release announcing the transaction is filed hereto as exhibit to this report and is incorporated herein by reference.
$2.5 million Private Placement
Also on April 6, 2006, the Company entered into a Common Stock and Warrant Purchase Agreement (the “$2.5 million Purchase Agreement”) with Standard Bank PLC London (“Standard Bank”) for 3,333,333 shares of its common stock at a purchase price of $0.75 per share in a private placement, for total proceeds of $2,500,000. As a condition to the enforceability of the agreement against the Company, Standard Bank was required to fund the purchase price in an escrow account, which funds were received on April 17, 2006.
As part of the sale, the Company will also issue warrants to purchase 1,666,667 shares of common stock at an exercise price of $0.825 per share during the period of six months to forty-two months of issuance. The warrants expire forty-two months after the date of issuance. Standard Bank’s obligation to purchase the shares is subject to the Company satisfying certain additional conditions. The Company anticipates that this financing will close within 30 days.
The common stock and the warrants will be issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act, and/or Regulation D promulgated under the Securities Act.
A copy of the $2.5 million Purchase Agreement and Form of Warrant are filed as Exhibits 10.3 and 10.4, which are incorporated herein by reference. A copy of the Company’s April 20, 2006 Press Release announcing the transaction is filed hereto as exhibit to this report and is incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

Exhibit No.	Description

10.1	$4.0 million Common Stock and Warrant Purchase Agreement, filed herewith.

10.2	Form of Warrant for UBS AG London, filed herewith.

10.3	$2.5 million Common Stock and Warrant Purchase Agreement, filed herewith.

10.4	Form of Warrant for Standard Bank PLC London, filed herewith.

99.1	Text of Press Release, issued by O2Diesel Corporation on April 20, 2006.

S I G N A T U R E
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION
By:	/s/ Alan R. Rae
Alan R. Rae Chief Executive Officer

Date: April 20, 2006